EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Set forth below is certain information with respect to each of the Registrant's subsidiaries:

                                                   State of         Registrant's
SUBSIDIARY                                         DOMICILE          OWNERSHIP
                                                   --------         ------------
Anarad, Inc.                                       (California)         100%
Continental Electronics Corporation                (Nevada)             100%
        Continental-Lensa S.A.                     (Chile)               75%
        TELEFUNKEN Sendertechnik GmbH              (Germany)            100%
Enterprise Electronics Corporation                 (Alabama)            100%
GeoScience Corporation                             (Nevada)           77.02%
        CogniSeis Development, Inc.                (Delaware)           100%
               Cognieis Development
               (Canada), Inc.                      (Canada)             100%
               GRP Software Ltd.                   (Canada)             100%
                      Photon Systems (UK) Ltd.     (UK)                 100%
                      Photon Systems, Inc.         (Texas)              100%
                      Photon Systems, Ltd.         (Canada)             100%
        Symtronix Corporation                      (Nevada)             100%
        Syntron, Inc.                              (Delaware)           100%
               Syntron Europe Limited              (Scotland)           100%
               Syntron Asia Pte. Ltd.              (Singapore)          100%
               Synton (UK) Limited                 (Scotland)
               Zhong Hai Syntron(Tianjin)
               Geophysical Cable Co., Ltd.         (China)               50%
Lake Investment Company                            (Arizona)            100%
        Concho Valley Country Club, Inc.           (Arizona)            100%
        Livco Water Company                        (Arizona)            100%
Metric Systems Corporation                         (Florida)            100%
Paratech Corporation                               (Delaware)           100%
        TreadMarks(TM), L.L.C.                      Texas                50%
T-S Holding Corporation                            (Texas)              100%
        (formerly All Woods/Schroeder, Inc.)
Tech-Sym Management Corporation                    (Delaware)           100%
Tech-Sym International (FSC), Inc.                 (Barbados)           100%
TRAK Communications Inc.                           (Delaware)           100%
        Daden-Anthony Associates, Inc.             (Nevada)             100%
        Tecom Industries, Incorporated             (California)         100%
               Tecom Limited                       (Scotland)           100%
        TRAK Ceramics Inc.                         (Delaware)           100%
        TRAK Microwave Corporation                 (Delaware)           100%
        TRAK Microwave Limited                     (Scotland)           100%

The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.